Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

January 8, 2021

Castor Maritime Inc.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus

Re: Castor Maritime Inc.

Ladies and Gentlemen:
We have acted as United States and Marshall Islands counsel to Castor Maritime Inc. (the "Company") in connection with (i) the Company's Registration Statement on Form F-3 (File No. 333-323052) (the "Initial Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on June 10, 2019, as thereafter amended or supplemented, with respect to public offering (the "Offering") of 137,000,000 common  shares, par value $0.001 per share (each, a "Common Share") and 137,000,000 warrants (the "Warrants") to purchase common shares (the "Warrant Shares", and together with the Warrants and the Common Shares, the "Securities"); and (ii) the Company's registration statement filed pursuant to Rule 462(b) of the Securities Act on January 8, 2021, which incorporates by reference the Registration Statement (the "Additional Registration Statement"), for the purpose of registering additional Securities (the "Additional Securities").
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Initial Registration Statement; (ii) the Additional Registration Statement (iii) the prospectus of the Company included in the Initial Registration Statement and incorporated by reference into the Additional Registration Statement (the "Prospectus"); (iv) the Stockholders Rights Agreement dated November 20, 2017 (the "Rights Agreement"); (v) the Warrants; and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:
1.	The Securities have been duly authorized by the Company.
2.	The Shares and the Warrant Shares, when issued, sold and paid for as contemplated in the Prospectus and the Purchase Agreement, will be validly issued, fully paid and non-assessable.
3.	When the Warrants are issued, sold and paid for as contemplated in the Prospectus, they will constitute binding obligations of the Company in accordance with the terms of the warrants agreement.
The foregoing opinions are subject in each case to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors' rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.
This opinion is limited to the laws of the State of New York, and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement be filed with the Commission on the date hereof, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Additional Registration Statement or Prospectus.
Very truly yours, /s/ Seward & Kissel LLP